PARK PLACE
ENERGY INC.
SUITE 300, 840 SIXTH AVENUE SOUTH WEST
CALGARY, ALBERTA T2P 3E5
TELEPHONE: (403) 260-5375
FAX: (403) 266-5657
TOLL FREE: 1-877-685-0076
EMAIL: info@parkplaceenergy.com

August 19, 2009

Fifth Avenue Diversified Inc.
Suite #1220, 666 Burrard Street,
Vancouver, B.C. V6C 2X8

Attention: George Tsafalas

Dear Sir:

Reference: Seismic Earning Agreement, Gordondale Area, Alberta

Park Place Energy Inc., ("Park Place"), being a subsidiary of Park Place Energy Corp., is the beneficial owner of an undivided 100% Working Interest in the Title Documents covering the Farmout Lands described in Schedule "A" attached hereto and has agreed to allow Fifth Avenue Diversified Inc. ("Fifth Avenue") to Earn an Interest in the Farmout Lands subject to the following Terms and Conditions:

1. EARNING REQUIREMENTS

a) On or before March 31st, 2010, Fifth Avenue, at its sole cost, risk and expense, shall commence a Seismic Program to be approved by Park Place over or adjacent to the Farmout Lands. Fifth Avenue shall expend on the Seismic Program up to a maximum of $350,000.00.
b) Fifth Avenue shall provide Park Place, at no cost and as soon as available, with a copy of: all field data including survey information; processed data, including stacked data; interpreted data; and a copy of shot point base maps and bin overlay maps. Park Place shall hold such data confidential and for its sole use and benefit.
c) Fifth Avenue shall retain 100% of the trading rights and sole ownership of the Seismic Program.
d) Fifth Avenue will be appointed the initial operator and Farmout Lands and any operations will be subject to the 1990 CAPL provisions.

2. INTEREST EARNED

a) Upon Fifth Avenue satisfying the Earning Requirements, Fifth Avenue shall have Earned in the Farmout Lands so that they are held as follows:

Park Place	**Undivided 50% Working Interest**
Fifth Avenue	**Undivided 50% Working Interest**

3. WELL PROPOSAL

Upon completion of the Earning Requirements, either Party hereto will have the Right to Propose the drilling of a well on the Farmout Lands. In such event, the Proposing Party shall serve a Proposal Notice to the other Party ('Non-Participant') setting out the Particulars of the well.

The Non-Participant shall have the Right, but not the Obligation, to Participate in the said well by advising the Proposing Party.

In the event the Non-Participant (whether it be Park Place or Fifth Avenue) decides it does not wish to Participate in the well as set out in the Proposal Notice, its Undivided 50% Working Interest in the Farmout Lands shall revert to the Proposing Party subject to the Reservation to the Non-Participant of an Overriding Royalty of 5% reduced proportionately by 50%.

In the event Proposing Party does not commence the drilling of the well set forth in the Proposal Notice within 120 days of the said Notice, the Notice thus becomes Null and Void resulting in the Ownership of the Farmout Lands reverting to the Working Interest Ownership as set out in Clause 2 herein with the Overriding Royalty Reserved to the Non-Participant terminating automatically.

4. ADDRESSES FOR NOTICES

Fifth Avenue Diversified Inc.
Suite #1220, 666 Burrard Street,
Vancouver, B.C. V6C 2X8
Fax: (604) 685-0078
Email: ***gtsafalas@fifthavenuediv.com***

Park Place Energy Inc.
Suite #300, 840 Sixth Avenue South West,
Calgary, Alberta T2P 3E5

Fax: (403) 266-5657
Email: ***djohnson@parkplaceenergy.com***

Should Park Place and Fifth Avenue so desire, a "Formal" Agreement can be prepared the basis of which will be the Terms of this Agreement.

If the above meets with the Approval of Fifth Avenue, it is kindly requested that Fifth Avenue sign the attached copy of this Agreement and promptly return to Park Place.

Yours very truly,

PARK PLACE ENERGY INC.

D. Johnson, President.

ACCEPTED BY:

[signature] August 19, 2009

Park Place Energy Inc. **Dated**

ACCEPTED BY:

[signature] August 19. 2009

Fifth Avenue Diversified Inc. **Dated**

SCHEDULE "A"
Attached to a Seismic Earning Agreement
Dated August 19, 2009 between
Park Place Energy Inc. (Park Place)
(subsidiary of Park Place Energy Corp.)
And
Fifth Avenue Diversified Inc. (Fifth Avenue)

GORDONDALE AREA, ALBERTA

FARMOUT LANDS	TITLE DOCUMENTS	ENCUMBRANCES
Section 13, Township 79, Range 9 W6M Under the S/2 and NE/4 of 13, Petroleum and Natural Gas below the base of the Dunvegan FM as designated in DRRZD38. Interval: 2566-30-38 feet Key Well: 00/11-04-074-05W6/0 Log Type: Dual Induction-Laterolog	Alberta Crown PNG Lease #0508070614	Crown Royalty
Section 24, Township 79, Range 9 W6M	Alberta Crown PNG Lease #0508070615	Crown Royalty

SPECIAL PROVISIONS – NIL